Exhibit A.(7)(b)

FEDERAL INSURANCE COMPANY
STATEMENT OF ASSETS, LIABILITIES AND SURPLUS TO POLICYHOLDERS
Statutory Basis
DECEMBER 31, 2003
(in thousands of dollars)

		LIABILITIES AND
ASSETS		SURPLUS TO POLICYHOLDERS
Cash and Short Term Investments	$ 861,758	Outstanding Losses and Loss Expenses	$8,682,133
United States Government,		Unearned Premiums	3,313,631
State and Municipal Bonds	8,775,563	Reinsurance Premiums Payable	442,804
Other Bonds	2,481,174	Provision for Reinsurance	175,251
Stocks	608,384	Other Liabilities	1,047,054
Other Invested Assets	715,009
TOTAL INVESTMENTS	13,441,888	TOTAL LIABILITIES	13,660,873
Investments in Affiliates:
Chubb Investment Holdings, Inc.	1,203,658	Capital Stock	20,980
Pacific Indemnity Company	979,181	Paid-In Surplus	3,106,790
Executive Risk Indemnity Inc.	510,097	Unassigned Funds	3,166,137
Chubb Insurance Company of Eu rope	467,807
Great Northern Insurance Company	221,468
CC Canada Holdings Ltd.	171,594
Vigilant Insurance Company	97,220	SURPLUS TO POLICYHOLDERS	6,293,907
Other Affiliates	236,348
Premiums Receivable	1,529,232
Other Assets	1,096,287
		TOTAL LIABILITIES AND
TOTAL ADMITTED ASSETS	$19,954,780	SURPLUS TO POLICYHOLDERS	$19,954,780
Investments are valued in accordance with requirements of the National Association of Insurance Commissioners.
Investments valued at $239,725 are deposited with government authorities as required by law.
State, County & City of New York, - ss:

Anna Maria Lovecchio, Assistant Secretary of the Federal Insurance Company being duly sworn, deposes and says that the foregoing Statement of Assets, Liabilities and Surplus to Policyholders of said Federal Insurance Company on December 31, 2003 is true and correct and is a true abstract of the Annual Statement of said Company as filed with the Secretary of the Treasury of the United States for the 12 months ending December 31, 2003.

Subscribed and sworn to before me this
/s/ Anna Maria Lovecchio Assistant Secretary
/s/ Carl Siciliano	CARL SICILIANO NOTARY PUBLIC, State of New York No. 01SI5076300 Qualified in Suffolk County Commission Expires April 21, 2007